Exhibit 99.1
FOR IMMEDIATE RELEASE
EXTERRAN HOLDINGS, INC. PRICES PREVIOUSLY ANNOUNCED
SECONDARY OFFERING OF OUTSTANDING COMMON UNITS
Houston, Texas — September 8, 2010 —Exterran Holdings, Inc. (NYSE: EXH) (“Exterran Holdings”) and Exterran Partners, L.P. (NASDAQ: EXLP) (“Exterran Partners”) today announced that Exterran Holdings priced a previously announced secondary offering of 4,600,000 common units representing limited partner interests in Exterran Partners at $21.60 per common unit. Exterran Partners did not sell any common units in this offering and will not receive any proceeds from the sale of the common units by Exterran Holdings. The offering is expected to close on September 13, 2010. Exterran Holdings also granted the underwriters a 30-day option to purchase up to an aggregate of 690,000 additional common units to cover over-allotments, if any.
Wells Fargo Securities, BofA Merrill Lynch, Barclays Capital, Credit Suisse and J.P. Morgan are acting as joint book-running managers. A copy of the prospectus supplement and prospectus relating to the offering may be obtained from the following addresses:

Wells Fargo Securities	BofA Merrill Lynch
Attn: Equity Syndicate Department	Attn: Prospectus Department
275 Park Avenue	4 World Financial Center
New York, NY 10152	New York, New York 10080
Telephone: (800) 326-5897	dg.prospectus_requests@baml.com
equity.syndicate@wellsfargo.com

Barclays Capital	Credit Suisse	J.P. Morgan
c/o Broadridge Financial Solutions	Attn: Prospectus Dept.	via Broadridge Financial Solutions
1155 Long Island Avenue	One Madison Avenue	1155 Long Island Avenue
Edgewood, NY 11717	New York, NY 10010	Edgewood, New York 11717
Telephone: (888) 603-5847	Telephone: 800-221-1037	Telephone: (866) 803-9204
barclaysprospectus@broadridge.com
This offering is made pursuant to an effective shelf registration statement and prospectus filed by Exterran Partners with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the common units described herein, nor shall there be any sale of these common units in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Exterran Holdings, Inc. (NYSE: EXH) is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications. Exterran Holdings serves customers across the energy spectrum — from producers to transporters to processors to storage owners. Headquartered in Houston, Texas, Exterran has over 10,000 employees and operates in over 30 countries.
Exterran Partners, L.P. (NASDAQ: EXLP) provides natural gas contract operations services to customers throughout the United States. Exterran Holdings indirectly owns a majority interest in Exterran Partners.
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Exterran Holdings and Exterran Partners (the “Companies”), which could cause actual results to differ materially from such statements including, but not limited to, statements related to the proposed secondary offering.
While the Companies believe that the assumptions concerning future events are reasonable, they caution that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of their business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on the Companies and their customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil and natural gas and the impact on the price of oil and natural gas; Exterran Holdings’ ability to timely and cost-effectively obtain components necessary to conduct the Companies’ business; changes in political or economic conditions in key operating markets, including international markets; changes in safety and environmental regulations pertaining to the production and transportation of oil and natural gas; and, as to each of the Companies, the performance of the other entity.
These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings’ Annual Report on Form 10-K for the year ended December 31, 2009, Exterran Partners’ Annual Report on Form 10-K for the year ended December 31, 2009, and those set forth from time to time in the Companies’ filings with the Securities and Exchange Commission. Except as required by law, the Companies expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.
Contacts
Exterran
Investors:
David Oatman, 281-836-7035
or
Media:
Susan Nelson, 281-836-7297